     As filed with the Securities and Exchange Commission on June 29, 2001.

                                                Registration No. 333-___________

================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                                 SHELDAHL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


             MINNESOTA                                      41-0758073
   -------------------------------                       -------------------
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)


                              1150 SHELDAHL ROAD
                           NORTHFIELD, MINNESOTA 55057
              -----------------------------------------------------
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                                 SHELDAHL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the Plan)

                          ----------------------------


                                                  Copy to:
     Donald R. Friedman                           Charles P. Moorse
     Chief Executive Officer                      Lindquist & Vennum P.L.L.P.
     1150 Sheldahl Road                           4200 IDS Center
     Northfield, Minnesota 55057                  Minneapolis, MN 55402
     (507) 663-8000                               (612) 371-3211
     (Name, address and telephone
     number, including area code,
     of agent for service)

                                CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------
                                               Proposed           Proposed
Title of                                        Maximum            Maximum
Securities                Amount               Offering           Aggregate          Amount of
to be                      to be                 Price            Offering         Registration
Registered              Registered           Per Share(1)         Price(1)              Fee
------------------------------------------------------------------------------------------------
Common Stock,            400,000 shares         $1.775          $710,000           $177.50
$.25 par value,
to be issued pursuant
to Sheldahl, Inc. Employee Stock Purchase Plan
------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on June ___, 2001.

(2) 250,000 shares were registered on Form S-8 (No. 33-40719) on November 21, 1997.


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


        INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE


         A Registration Statement on Form S-8 (File No. 333-40719) was filed with the Securities and Exchange Commission on November 21, 1997 covering the registration of 250,000 shares initially authorized for issuance under the Company's Employee Stock Purchase Plan (the "Plan"). Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 400,000 shares authorized under the Plan. Amendments to the Plan to (i) increase the reserved and authorized number of shares under the Plan by 400,000, and (ii) to require a twelve-month holding period before shares acquired under the Plan can be transferred, were authorized by the Company's Board of Directors on February 28, 2001, and such amendments were approved by the Company's shareholders on June 26, 2001. This Registration Statement should be considered a post-effective amendment to the prior Registration Statement. The contents of the prior Registration Statement are incorporated herein by reference.


                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.


                                     PART II

Item 3. Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K, as amended, for the transition period January 30, 2000 to December 29, 2000.

         (b) The Definitive Proxy Statement dated May 10, 2001 and a Supplement to Definitive Proxy Statement filed on June 11, 2001 for the 2001 Annual Meeting of Shareholders held June 26, 2001.

         (c) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 30, 2001.

         (d) The description of the Company's Common Stock as set forth in the Company's Form S-3 Registration Statement dated October 12, 1995 (Registration No. 33-63373), including the supplemental description on Form 8-A filed with the Commission on June 21, 1996 and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Charles P. Moorse, Secretary of the Company, is a partner in Lindquist & Vennum P.L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.




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


Item 6.  Indemnification of Directors and Officers.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

         (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (2)      Acted in good faith;

         (3) Received no improper personal benefit and section 302A.255 (Director Conflicts of Interest), if applicable, has been satisfied;

         (4) In the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
-------
 4.1    Sheldahl, Inc. Employee Stock Purchase Plan

 5.1    Opinion of Lindquist & Vennum P.L.L.P.

23.1    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)

23.2    Consent of Arthur Andersen LLP, independent public accountants

23.3    Consent of Ernst & Young LLP, independent auditors

24.1    Power of Attorney (set forth on the signature page hereof)




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


Item 9. Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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


                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Minnesota, on June 29, 2001.


                                  SHELDAHL, INC.


                                  By /s/ Donald R.Friedman
                                     -------------------------------------------
                                     Donald R. Friedman, Chief Executive Officer


                                POWER OF ATTORNEY

         The undersigned officers and directors of Sheldahl, Inc. hereby constitute and appoint Donald R. Friedman and John D. Lutsi, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on June 29, 2001 in the capacities indicated.

Signature


/s/ Donald R. Friedman
------------------------------------------------
Donald R. Friedman, Chief Executive Officer
(Principal Executive Officer) and Director


/s/ Peter Duff
------------------------------------------------
Peter Duff, Vice President - Finance
(Principal Financial Officer)


/s/ John D. Lutsi
------------------------------------------------
John D. Lutsi, Chairman of the Board


/s/ Stuart A. Auerbach
------------------------------------------------
Stuart A. Auerbach, Director

/s/ Raymond C. Wieser
------------------------------------------------
Raymond C. Wieser, Director


/s/ William B. Miller
------------------------------------------------
William B. Miller, Director




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